Exhibit 99.1

INVESTOR LETTER Q2 2023 Aug. 2, 2023

TABLE OF CONTENTS 03 Letter to Investors 04 Summary 05 Financial Results 08 SBU Results 14 Outlook 16 Enabling Mobility 18 End Notes 18 Conference Call Details 19 Important Disclosures Forward-Looking Statements Non-GAAP Financial Measures Use of Hyperlinks 20 Reference Tables Financial Tables (Unaudited) Other Data Tables Celebrating 125 Years In 1898, Frank Seiberling borrowed $3,500 from his brother-in-law and used it on a down payment for an old strawboard factory on East Market Street in Akron, Ohio. On August 29th of that year, Goodyear was officially incorporated. Throughout our renowned journey, Goodyear has consistently demonstrated innovation, quality products and services and commitment to excellence, building our legacy as a trusted brand in the global automotive industry. Goodyear’s 125th anniversary this year celebrates a remarkable milestone in our rich history and growth from a small rubber manufacturer to become one of the world’s largest tire companies, enabling the future of mobility. To learn more about our 125th anniversary, visit the Goodyear corporate website. Reconciliation of Non-GAAP Financial Measures See “Important Disclosures – Non-GAAP Financial Measures” and “Reference Tables” for further explanation and reconciliation tables for Total Segment Operating Income and Margin; Free Cash Flow; Adjusted Net Income (Loss); and Adjusted Diluted Earnings per Share, reflecting the impact of certain significant items on the 2023 and 2022 periods. Letter to Investors Summary Financial Results SBU Results Outlook Enabling Mobility End Notes Disclosures Reference Tables

TO OUR INVESTORS The 125th anniversary of Goodyear’s founding in August offers an incredible opportunity to reflect on our rich legacy of trusted products and services, dedicated associates, loyal customers and industry-leading innovations. It is also an opportunity to reflect on how we are paving the way as an industry leader for the next 125 years. In the near-term, our focus is on driving strong operating results as we move through the second half of the year. While industry volumes in the second quarter were significantly more challenging than expected, we continue to expect to achieve second half segment operating margin that should bring us much closer to our near-term target of 8%. Our second quarter results were marked by weak demand in Americas and EMEA, given consumer replacement channel destocking. As context, our second quarter volume was well below normalized levels, with unit volume 16% below 2019. Additionally, the U.S. and European commercial replacement industry weakened considerably in the quarter as freight ton miles and utilization drove channel destocking, resulting in lower overall mix in our business. There continues to be signs our second half results will be much stronger. This is consistent with an environment where moderating inflation and falling raw material costs can drive meaningful margin expansion. Another positive sign is that June was the first month this year where the U.S. consumer replacement industry saw growth. Importantly, industry pricing has remained solid. Demand for travel in the U.S. continued to grow with miles driven up more than 2% year-to-date. Inventory of Goodyear-branded consumer products across the channels declined 14% since the end of 2022, supporting a view for U.S. consumer tire sell-in growth during the second half of the year. In addition to these positive industry trends, we are also undertaking a review of our cost structure to fundamentally streamline our business and improve our competitive position. Through this board-led review (and with the help of a leading consultant), we expect to drive both substantial efficiency and growth. The savings we have identified and will continue to identify are specific, significant and actionable. We will have more to say when we provide the results of that review in the coming months. As you know, cost savings actions are already underway. To help improve our margins in EMEA over the long-term, we are moving with urgency on our previously announced footprint and SAG cost structure review in Europe. While work is ongoing, we announced a plan during the quarter to reduce production capacity at our Fulda, Germany facility in support of our goal to reduce consumer tire conversion cost in the region. Our Asia Pacific segment, meanwhile, is benefitting from a recovery in replacement volume in China. Similarly, our OE business there is performing well thanks to the industry recovery and the benefit of new fitment wins geared toward luxury, SUV and electric vehicles. The outlook for the region remains positive. Taken together, improving industry demand, along with actions to improve costs, support margin expansion reflective of the underlying earnings power of our business. I am confident our teams will deliver against our objective to create value not only at this stage of the market cycle, but sustainably for years to come. On behalf of generations of dedicated Goodyear associates who have served our customers and consumers for 125 years, thank you for your continued support and trust. Richard J. Kramer Chairman, Chief Executive Officer & President Board-Led Strategic and Operational Review We recently made an announcement with respect to the cooperation agreement with Elliott Investment Management L.P. Following constructive engagement, we are pleased that the outcome is consistent with our goals and objectives. As part of the agreement, we added three new independent, highly qualified directors to our board who will bring extensive public company executive and industry experience. Additionally, we also formed a new strategic and operational review committee. Together these actions will help to drive our strategic goals and streamline our operations. Letter to Investors Summary Financial Results SBU Results Outlook Enabling Mobility End Notes Disclosures Reference Tables

SUMMARY Reflections on the Quarter Heading into the second quarter, we expected sequential quarterly improvement in our earnings. Instead, our second quarter segment operating income (“SOI”) was essentially flat with our first quarter results. Our results differed from our expectations primarily due to two key industry trends: 1) Weaker industry volume in consumer replacement, particularly in Western markets, and 2) Weaker commercial truck industry which negatively impacted mix by ~$60 million. Overall price/mix was below our forecast as a result of commercial truck mix and lower volume. Americas • Volume was 2.5 million units lower year-over-year, reflecting continued channel inventory destocking and the effects of the tornado that impacted our facility in Tupelo, MS in early April (negative impact to volume of ~1 million units and SOI of ~$50 million). Americas consumer replacement industry volume was down over 9%, weaker than expected. Excluding the impact of Tupelo, Americas consumer replacement share outperformed the industry. • In addition, recent pronounced weakness in the commercial replacement industry, which was down 21% year-over-year in the quarter (and a significant worsening of the trend we saw in the first quarter) due to accelerated channel destocking, negatively impacted Americas results. This resulted in a quarter where the region was not able to fully offset raw material and other cost inflation with price/mix (unlike what we achieved in most quarters over the last two years). Asia Pacific • While Asia Pacific’s volume grew ~0.4 million units in the quarter, planned volume growth was significantly higher. This was primarily driven by consumer OE volume, where one of our major OE customers delayed a vehicle launch during the quarter (pushed from Q2 to Q3). The vehicle (and our fitment supply) successfully launched in July. EMEA • Volume was affected by negative industry and share trends in consumer and commercial replacement, resulting in 2.7 million units lower year-over-year. Consumer replacement market demand was significantly weaker than we expected (ETRMA members down 12%) in Q2, reflecting continued strong destocking and weak consumer replacement trends. Industry sell-out to consumers declined 4% versus last year, compared with ~flat in Q1. • EMEA’s consumer replacement volume trended below the industry, given a very strong comparable in the second quarter last year and elevated imports. We had planned for share loss in the quarter given last year’s outperformance. • Similar to Americas, the commercial replacement industry was also weaker than we expected and declined over 15% year-over-year, with imports outperforming ETRMA members. Outlook Based on first half trends, we have downgraded our industry outlook in the second half for both consumer replacement and commercial replacement. At the same time, we expect lower costs in the second half than we had previously shared. We continue to expect to achieve segment operating margin in the second half that should bring us much closer to our near-term target of 8%. Additionally, we expect two of our three business units—Americas and Asia Pacific—to record meaningful improvements in margin and exit the year with solid earnings heading into 2024. Letter to Investors Summary Financial Results SBU Results Outlook Enabling Mobility End Notes Disclosures Reference Tables

FINANCIAL RESULTS Income Statement Second quarter sales decreased 6.6% compared to prior year, driven by lower volume and the impact of foreign exchange, partly offset by strong price/mix. Revenue per tire increased 6% excluding the impact of foreign exchange. Tire unit volume in the quarter totaled 40.8 million units, down 10.7% from prior year levels. The stronger U.S. dollar reduced sales by approximately 2%. Second quarter 2023 net loss was $208 million ($0.73 per share loss) compared to net income of $166 million ($0.58 per share) a year ago. The decrease in net income was primarily due to lower sales volume and higher other expense, driven by lower net gains on asset sales and higher pension costs. After adjusting for significant items, our second quarter net loss was $97 million, compared to $142 million of net income in the prior year’s quarter. Lower adjusted net income primarily reflects reduced segment operating income ($124 million compared to $364 million a year ago). Adjusted earnings per share on a diluted basis were a loss of $0.34 compared to income of $0.50 a year ago. Letter to Investors Summary Financial Results SBU Results Outlook Enabling Mobility End Notes Disclosures Reference Tables

FINANCIAL RESULTS

Segment Operating Income Drivers

Reported second quarter segment operating income was $124 million, down $240 million compared to prior year.

The impact of lower volume was ($148) million, including ($94) million from lower sales volume (3.8 million units, excluding Tupelo-related volume of ~1 million units) and ($54) million from lower production during the first quarter (down 3.7 million units compared to the first quarter of the prior year) to align with industry demand.

The benefits from price/mix of $219 million more than offset raw material cost increases of $98 million – a net benefit of $121 million. The net benefit of price/mix versus raw material costs offset most of the impact related to cost inflation and other cost increases, which totaled ($153) million.

Strong price/mix reflected the benefit of price increases over the last 12 months in each of our business units, although was lower than we expected given a negative impact of approximately $60 million related to lower commercial truck volume. Price/mix also includes the benefit of contractual raw material index agreements with original equipment and fleet customers.

Calculated inflation of ($102) million reflected a global inflation rate of ~5%. "Efficiency, Excess Inflation and Other Cost Increases" of ($51) million primarily reflects increases in the cost of transportation, energy and wages that exceeded calculated inflation rates. The total of inflation and other cost increases in the quarter primarily included higher manufacturing wages of $101 million, energy costs of $23 million and transportation costs of $11 million. Nearly all of the increases in energy and transportation costs were in EMEA.

The impact of foreign currency translation from a stronger U.S. dollar was ($14) million during the period.

"Other" changes in segment operating income of ($46) million were driven by a ($50) million net impact from the Tupelo storm, including the impact of 1 million lower unit volume and factory costs (e.g., wages, utilities, and fixed costs) incurred in the quarter. As a reminder, we expect that a significant portion of the business interruption impacts will ultimately be reimbursed by our insurance after the claim is complete.

The synergies of the Cooper Tire combination during the quarter totaled approximately $36 million compared with the second quarter of last year, bringing us to our anticipated mid-2023 run-rate target of $250 million. These savings helped offset higher inflation, included in the results above.

Segment Operating Income Second Quarter 2023 versus 2022


$364
Q2 2022 SOI
($94)
Volume
($54)
Unabsorbed Fixed Cost
$219
Price/Mix
($98)
Raw Materials
($102)
Calculated Inflation (CPI)
($51)
Efficiency, Excess Inflation & Other Cost Increases
($14)
Currency
($46)
Other
Includes ($50) million impact from Tupelo storm
$124
Q2 2023 SOI
($148) Total Volume Impact
$121 Net P/M vs Raws
($153) Inflation & Oher Costs

Terms: $ in millions

Letter to Investors Summary Financial Results SBU Results Outlook Enabling Mobility End Notes Disclosures Reference Tables

Q2 2023 - 6

FINANCIAL RESULTS Balance Sheet and Cash Flows At the end of the second quarter, total debt was $8.8 billion compared to $8.4 billion at the same time last year. Net debt was $7.8 billion, compared to $7.2 billion at the end of the second quarter 2022. Cash flows from operating activities for the second quarter was a source of $341 million compared with a source of $178 million in the prior year driven by improvements in working capital, partly offset by lower earnings. Cash flows from investing activities for the quarter included $66 million of cash proceeds from the sale and leaseback of a warehouse in California as part of a plan to consolidate legacy Goodyear and Cooper warehouses to improve efficiency and customer service. We are pursuing additional opportunities to monetize other similar real estate assets through the end of the year. Debt Maturity Schedule Second Quarter 2023 Letter to Investors Summary Financial Results SBU Results Outlook Enabling Mobility End Notes Disclosures Reference Tables

SBU RESULTS AMERICAS Second Quarter Summary Second quarter results were impacted by softer industry volume, the ongoing effects of inflation, and the storm-related interruption of operations at Tupelo. Americas consumer replacement volume declined approximately 13%, driven by a strong comparable period, channel destocking, and the Tupelo storm. Before the impact of the Tupelo storm, consumer replacement declined 7%—outperforming the industry, which was down 9%. Our commercial truck volumes declined approximately 15% (0.3 million units) – better than the industry, which was down 19%. Net Sales Net sales in Americas of $2.9 billion decreased by $208 million, or 6.6%, compared with the second quarter of 2022. The decline in sales was driven by 10.9% lower tire volume, partly offset by a 5% increase in revenue per tire (excluding foreign currency). Segment Operating Income Segment operating income in Americas was $103 million compared with $293 million a year ago a decrease of $190 million. This result reflects the impact of lower volume, including ($43) million of lower sales volume and ($43) million of unabsorbed overhead from lower production in the first quarter. Results also reflect the impact of storm-related disruption at our Tupelo factory of ($50) million. Price/mix benefits of $27 million offset raw material cost increases of $23 million. Price/mix results include continued pricing strength in our consumer replacement business, reflective of our value proposition. These benefits were substantially offset by weaker commercial business results, driven by the mix effect of lower volume in a soft industry environment. Inflation and other cost increases totaled $67 million. Letter to Investors Summary Financial Results SBU Results Outlook Enabling Mobility End Notes Disclosures Reference Tables

SBU RESULTS AMERICAS Tire Volumes Overall volume in Americas was down 2.5 million units, or 10.9% below second quarter 2022 levels. Consumer and commercial replacement volume combined was 12.8% lower (2.5 million units), while OE volume was approximately flat. • The decline in replacement volume (for both Goodyear and the industry) during the second quarter primarily reflects comparison to a strong second quarter 2022 and channel destocking, as well as the negative impact of the Tupelo storm (approximately 1 million units). • The OE result reflects stabilizing auto production compared to a strong first half recovery last year. The industry remains below 2019 levels. TIRE UNITS Sell-Out Activity U.S. industry retail sales to end consumers (i.e., “sell out”) were up approximately 2% compared to prior year. Goodyear volumes declined but were in line with USTMA members. At the end of the second quarter, U.S. consumer replacement channel inventories of legacy Goodyear-branded products were 14% below 2022 year-end levels and 6% below the end of the first quarter. Channel inventory at the end of the second quarter was healthy and we expect that the majority of the channel destocking for industry members is complete. Update on Tupelo, MS Operations We previously shared that a tornado impacted the manufacturing facility and adjacent warehouse in Tupelo, Mississippi on April 1. We were able to restart production during the second quarter of 2023 and neared full production by the end of July. We estimate the negative impact of the Tupelo storm on sales in Americas during the quarter was $77 million and on earnings was $64 million ($50 million Americas segment operating income and $14 million of corporate expense for an insurance deductible). We expect that a significant portion of the business interruption impacts will ultimately be reimbursed by our insurance after the claim is complete. Letter to Investors Summary Financial Results SBU Results Outlook Enabling Mobility End Notes Disclosures Reference Tables

SBU RESULTS EMEA Second Quarter Summary Second quarter results were driven by persistently weak consumer replacement industry conditions as a result of a high comparable last year and continued channel destocking. In addition, unit volume was impacted by accelerating commercial replacement industry declines driven by destocking. Our commercial truck volumes declined approximately 22% (0.3 million units). Results included continued benefits from strong price/mix, which exceeded raw material and other cost increases. Net Sales Net sales in EMEA of $1.3 billion decreased $156 million, or 10.4%, compared with the second quarter of 2022. The decrease in sales was driven by lower unit volumes of 19.1% and the impact of currency devaluation of 3%, partly offset by an increase in revenue per tire of 14% (excluding foreign currency). Segment Operating Income Segment operating loss in EMEA was $19 million compared with segment operating income of $52 million a year ago – a decrease of $71 million. This result reflects the impact of lower volume, including ($56) million of lower sales and ($10) million of unabsorbed overhead from lower production in the first quarter. Price/mix benefits of $152 million more than offset raw material cost increases of $57 million and inflation and other cost increases, which totaled $80 million. The translation impact of a stronger U.S. dollar totaled ($8) million. Letter to Investors Summary Financial Results SBU Results Outlook Enabling Mobility End Notes Disclosures Reference Tables

SBU RESULTS - EMEA

Tire Volumes

Overall volume in EMEA was down 2.7 million units, or 19.1% below second quarter 2022 levels. Consumer and commercial replacement volume combined was 26.7% lower (3.0 million units), while OE volume increased 9.2%, or 0.3 million units.

- The decline in replacement volume (for both Goodyear and the industry) during the second quarter primarily reflects a high comparable and channel destocking.
- The growth in the OE tire business primarily reflected ongoing recovery in auto production and ramp-up of new fitments.


TIRE UNITS
(2.7)m
-19.1%
YoY
14.5
2022
11.8
2023
(3.0)m
UNITS
REPLACEMENT
-26.7% YoY
0.3m
UNITS
OE
+9.2% YoY
Terms: Units in millions

Sell-Out Activity

Industry retail sales to end consumers (i.e., "sell out") were down approximately 4% during the quarter. Goodyear sell-out volumes during the quarter declined more than the industry after above-industry performance during the first half of 2022.

At the end of the second quarter, European consumer replacement channel inventories of legacy Goodyear-branded products were down 11% compared with a year ago. This compares with overall inventories up 14% on a year-over-year basis at the end of the first quarter. While inventory is lower compared to last year, we expect additional destocking of winter and summer tires during the third quarter.

Review of European Cost Structure

We previously shared that we have launched a review of our European cost structure, including potential savings from business transformation initiatives and actions we could take to improve our manufacturing cost. This review was necessitated by the weakening economic and industry environment in Europe.

We are making progress on our manufacturing footprint review in EMEA with a goal to reduce our consumer tire conversion cost per tire by ~$3.00 in the region over the next five years (from a 2022 baseline). To this end, we approved a plan in the second quarter to reduce production capacity at our Fulda, Germany tire manufacturing facility by approximately 50%. This action is expected to deliver $30 million of annualized SOI benefit to the region beginning in mid-2024. The plan remains subject to required consultation with relevant stakeholders. See the Form 8-K disclosure here for additional details.

We will update you on our progress, including actions coming out of our board-led review, as we continue to improve business results in EMEA.



Letter to Investors | Summary | Financial Results | SBU Results | Outlook | Enabling Mobility | End Notes | Disclosures | Reference Tables

125 YEARS GOODYEAR

Q2 2023 - 11

SBU RESULTS ASIA PACIFIC Second Quarter Summary Asia Pacific results reflect growth in revenue and segment operating income compared to the prior year, driven by China. Results included continued benefits from strong price/mix above raw material and other cost increases. As mentioned in our first quarter investor letter, we expect Asia Pacific’s 2023 earnings to return to 2019 levels, bolstered by a consumer OE portfolio geared toward luxury, SUV and electric vehicle fitments, an aligned distribution model in consumer replacement and several new product launches slated for the second half that will continue driving improvements in mix and profitability. Net Sales Net sales in Asia Pacific of $587 million increased $19 million, or 3.3%, compared to the second quarter of 2022. The sales increase reflects a 5.8% increase in tire volume and a 4% increase in revenue per tire (excluding foreign currency), partly offset by the impact of currency devaluation of 6%. NET SALES Segment Operating Income Segment operating income in Asia Pacific was $40 million compared with $19 million a year ago – an increase of $21 million. This result reflects price/mix benefits of $40 million, which more than offset raw material cost increases of $18 million and other cost increases of $6 million. The impact of higher volume in the quarter was $5 million. SEGMENT OPERATING INCOME Letter to Investors Summary Financial Results SBU Results Outlook Enabling Mobility End Notes Disclosures Reference Tables

SBU RESULTS ASIA PACIFIC Tire Volumes Overall volume in Asia Pacific was up 0.4 million units in the quarter, or 5.8% above 2022 levels. Replacement volume increased 3.6% (0.1 million units), while OE volume increased 9.2% (or 0.3 million units). • This result reflected recovery in the China consumer replacement industry and in OEM production after COVID-related impacts last year. TIRE UNITS Letter to Investors Summary Financial Results SBU Results Outlook Enabling Mobility End Notes Disclosures Reference Tables

OUTLOOK Third Quarter 2023 Third quarter volumes should be helped by improving comparisons. We expect the third quarter to be the first this year where the net effect of price/mix, raw material costs and inflation will be positive. Volume • Overall unit volumes are expected to be lower than prior year levels with replacement volumes down 3-4% assuming an Americas consumer industry down ~3% and European consumer industry down ~5%. OE volumes are expected to be approximately flat to last year. • Lower production in the second quarter, excluding Tupelo, totaling 3.9 million units (of which 0.5 million are commercial) will negatively impact third quarter unabsorbed overhead. The impact of unabsorbed overhead in the fourth quarter from additional production cuts in the third quarter is expected to be ~($15) million. Raw Materials • We expect raw material costs to be lower than prior year by approximately $125 million. Price/Mix vs Raws • We expect the net benefit of price/mix vs raw materials to be $100 million. This includes raw material benefits partly offset by the net of favorable price carryover in consumer and mix declines related to lower commercial truck volume. Other Input Costs • We estimate the impact from non-raw material inflation in the third quarter to be approximately ($80) million compared with the third quarter 2022. Tax Rate • We expect our tax rate to remain elevated for the third quarter, although it will remain sensitive to movements in income across geographies. Cash Flow • Third quarter free cash flow is expected to be a use of cash, in line with historical seasonality. Volume Considerations for the Second Half Consumer and commercial replacement markets reflect different regional dynamics. AMERICAS • Expect consumer replacement industry weakness with North America flat to slightly up and double-digit declines in Latin America in the third quarter; Americas consumer replacement industry expected to be approximately flat in the fourth quarter • Commercial replacement industry impacted by continued destocking, although less than in Q2 EMEA • Expect volume softness in consumer replacement to continue in the third quarter given continued destocking; expect the industry in the fourth quarter to be up 2-4% • Commercial replacement industry impacted by continued destocking, although less than in Q2 ASIA PACIFIC • Expect industry growth in consumer replacement given continued recovery • Consumer OE growth on industry recovery and benefit of new fitment wins Letter to Investors Summary Financial Results SBU Results Outlook Enabling Mobility End Notes Disclosures Reference Tables

OUTLOOK

2023 – Other Financial Assumptions

Overall costs have declined since our May investor update, including ~$75 million in raw materials and ~$70 million in other costs. Additionally, at current spot rates, first half 2024 raw materials would decline approximately $400 million.

We have updated our outlook for full year interest expense from ~$500 million to ~$540 million and included our interest income as a separate line item, both reflecting current run rates.

Additional financial assumptions for the year follow.

	Current Assumption	Prior Assumption
Raw Materials [3(a)]	Based on current spot rates, FY ~$25 million higher (Q3 ~$125 million lower and Q4 ~$250 million lower)	Based on current spot rates, FY ~$100 million higher (Q3 ~$75 million lower, Q4 ~$225 million lower)
Interest Expense [3(b)]	~$540 million	~$500 million
Other (Income) Expense	Interest income: $60 to $70 million ($35 million H2)	New
	Financing fees: ~$40 million [3(b)]	Same
	Global pension related (excluded from SOI): $90 to $110 million [3(c)]	Same
Cash Taxes [3(d)]	~$200 million	Same
Depreciation & Amortization	~$1 billion	$950 million
Global Pension Cash Contributions [3(e)]	$25 to $50 million	Same
Working Capital	Source of ~$100 million	Same
Capital Expenditures	~$1.0 billion	Same
Rationalization Payments	~$100 million	Same
Corporate Other	$150 to $175 million	Same
Other Considerations	Expect insurance recoveries from Tupelo ~$50 million (likely in 2024) Expect benefit of real estate sale and leaseback transactions ~$150 to $200 million in 2023 (includes $66 million in first half)	

125 YEARS **COMMUNITY** 125 YEARS



Letter to Investors | Summary | Financial Results | SBU Results | Outlook | Enabling Mobility | End Notes | Disclosures | Reference Tables

Q2 2023 - 15

ENABLING MOBILITY AND DRIVING SUSTAINABILITY

Global Aviation Takes Off With New Fitment

During the Paris Air Show, Goodyear announced that our new Flight Radial Tire has been selected by Airbus as an approved fitment for its new aircraft, A321XLR, which will enter service in 2024.

The ultra-lightweight Goodyear Flight Radial is one of Goodyear's most advanced aviation products and leads the way in optimizing efficiency and weight reduction.

This fitment win demonstrates how our collaborative process with Airbus delivered an innovative product that delivered on their business needs.

To learn more, read this press release.


XLR
AIRBUS A321
flying xtra long range


URBAN MAX BSA
GOODYEAR

Driving Sustainable Innovation In Transportation

Last month, Goodyear introduced the newest EV-ready tire for communities around the United States looking to drive their buses and transit fleets more efficiently while transitioning to more sustainable battery electric vehicles.

The new Urban Max BSAEV (Bus Service All-Position) tire was specially designed in partnership with GILLIG, the leading manufacturer of American-built heavy-duty transit buses.

The new Urban Max BSAEV is the first Goodyear tire engineered specifically with low rolling resistance for EV transit and metro buses to help extend range and handle the increased load. The increased load capacity allows EV buses, like the newest GILLIG Battery Electric buses, to be equipped with additional battery packs resulting in increased range.

To learn more, read this press release.

Letter to Investors | Summary | Financial Results | SBU Results | Outlook | **Enabling Mobility** | End Notes | Disclosures | Reference Tables

125 YEARS GOODYEAR

Q2 2023 - 16

ENABLING MOBILITY AND DRIVING SUSTAINABILITY


BETTERFUTURE
2022
CORPORATE
RESPONSIBILITY
REPORT

Goodyear Better Future: Corporate Responsibility

Goodyear Better Future, our corporate responsibility framework, outlines Goodyear's high-priority environmental, social and governance topics. The framework's four pillars—Sustainable Sourcing, Responsible Operations, Advanced Mobility and Inspiring Culture—guide our work, and our high-priority topics—Climate Decarbonization, Adaptation and Resiliency, Circularity, Human and Labor Rights, and Supply Chain Governance and Transparency—are relevant to each pillar of the Better Future framework.

The launch of the 2022 Corporate Responsibility Report marks more than 25 years of reporting at Goodyear. With increased transparency, additional disclosures and expanded topics, this year's report demonstrates Goodyear's progress in our sustainability journey.

You can read the report or learn more about our sustainability journey on our Corporate website.

Goodyear's Racing Legacy

Goodyear's status as the official tire of NASCAR is the most recognized sponsorship in sports, according to a recent report in Sports Business Journal. Sixty-seven percent of NASCAR fans correctly identified Goodyear as NASCAR's official tire – a designation that Goodyear has had for 27 years. In December 2022, NASCAR and Goodyear entered into a new multi-year agreement to extend the historic relationship.

In June at the historic 24 Hours of Le Mans race, Goodyear partnered with NASCAR, Chevrolet and Hendrick Motorsports to field an entry under the Garage 56 banner. The vehicle featured racing tires with the first real-time intelligence capability to record tire pressure and temperature, and the vehicle was globally recognized as groundbreaking for its performance and design.



From dirt tracks to super speedways, Goodyear and NASCAR have pushed the boundaries of performance and innovation together for nearly 70 years and will continue to do so.

Letter to Investors | Summary | Financial Results | SBU Results | Outlook | **Enabling Mobility** | End Notes | Disclosures | Reference Tables

Q2 2023 - 17

END NOTES 1 Segment Operating Income (SOI) results second quarter 2023 versus 2022: (a) Raw materials variance includes raw material cost saving measures; (b) Estimated impact of general inflation (wages, utilities, energy, transportation and other); (c) Includes the impacts of other tire-related businesses, advertising and R&D 2 Debt Maturity Schedule based on June 30, 2023 balance sheet values and excludes notes payable, finance and operating leases and other domestic and foreign debt: (a) At June 30, 2023, our borrowing base was above the facility’s stated amount of $2.75 billion; At June 30, 2023, there were $665 million of borrowings and $3 million of letters of credit issued; (b) At June 30, 2023, the amounts available and utilized under the Pan-European securitization program totaled $238 million (€218 million), and the designated maximum amount of the facility was $327 million (€300 million); (c) At June 30, 2023, there were $196 million (€180 million) of borrowings outstanding under the German tranche, $316 million (€290 million) of borrowings outstanding under the all-borrower tranche and no letters of credit issued under the €800 million European revolving credit facility 3 2023 Other Financial Assumptions: (a) Includes commodity and foreign exchange spot rates; (b) Assumes no refinancing activity; (c) Excludes one-time charges and benefits from pension settlements and curtailments; (d) Excludes one-time items; (e) Excludes direct benefit payments Conference Call The Company will host an investor call on Thursday, Aug. 3 at 8:30 a.m. EDT that will focus on questions and answers. Participating in the conference call will be Richard J. Kramer, chairman, chief executive officer and president; and Christina L. Zamarro, executive vice president and chief financial officer. The investor call can be accessed on the website or via telephone by calling either (800) 343-5172 or (203) 518-9848 before 8:25 a.m. and providing the conference ID “Goodyear.” A replay will be available by calling (800) 945-0822 or (402) 220-0668. The replay will also remain available on the website. About Goodyear Goodyear is one of the world’s largest tire companies. It employs about 74,000 people and manufactures its products in 57 facilities in 23 countries around the world. Its two Innovation Centers in Akron, Ohio, and Colmar-Berg, Luxembourg, strive to develop state-of-the-art products and services that set the technology and performance standard for the industry. For more information about Goodyear and its products, go to www.goodyear.com/corporate. Letter to Investors Summary Financial Results SBU Results Outlook Enabling Mobility End Notes Disclosures Reference Tables

IMPORTANT DISCLOSURES Forward-Looking Statements Certain information contained in this Investor Letter constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: a prolonged economic downturn or period of economic uncertainty; increases in the prices paid for raw materials and energy; inflationary cost pressures; delays or disruptions in our supply chain or the provision of services to us; changes in tariffs, trade agreements or trade restrictions; our ability to implement successfully our strategic initiatives; actions and initiatives taken by both current and potential competitors; deteriorating economic conditions or an inability to access capital markets; a labor strike, work stoppage, labor shortage or other similar event; financial difficulties, work stoppages, labor shortages or supply disruptions at our suppliers or customers; the adequacy of our capital expenditures; foreign currency translation and transaction risks; our failure to comply with a material covenant in our debt obligations; potential adverse consequences of litigation involving the company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change. Non-GAAP Financial Measures (Unaudited) This Investor Letter presents non-GAAP financial measures, including Total Segment Operating Income and Margin, Free Cash Flow, Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share (EPS), which are important financial measures for the company but are not financial measures defined by U.S. GAAP, and should not be construed as alternatives to corresponding financial measures presented in accordance with U.S. GAAP. Total Segment Operating Income is the sum of the individual strategic business units’ (SBUs’) Segment Operating Income (Loss) as determined in accordance with U.S. GAAP. Total Segment Operating Margin is Total Segment Operating Income divided by Net Sales as determined in accordance with U.S. GAAP. Management believes that Total Segment Operating Income and Margin are useful because they represent the aggregate value of income created by the company’s SBUs and exclude items not directly related to the SBUs for performance evaluation purposes. The most directly comparable U.S. GAAP financial measures to Total Segment Operating Income and Margin are Goodyear Net Income (Loss) and Return on Net Sales (which is calculated by dividing Goodyear Net Income (Loss) by Net Sales). Free Cash Flow is the company’s Cash Flows from Operating Activities as determined in accordance with U.S. GAAP, less capital expenditures. Management believes that Free Cash Flow is useful because it represents the cash generating capability of the company’s ongoing operations, after taking into consideration capital expenditures necessary to maintain its business and pursue growth opportunities. The most directly comparable U.S. GAAP financial measure is Cash Flows from Operating Activities. Adjusted Net Income (Loss) is Goodyear Net Income (Loss) as determined in accordance with U.S. GAAP adjusted for certain significant items. Adjusted Diluted Earnings Per Share (EPS) is the company’s Adjusted Net Income (Loss) divided by Weighted Average Shares Outstanding-Diluted as determined in accordance with U.S. GAAP. Management believes that Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share (EPS) are useful because they represent how management reviews the operating results of the company excluding the impacts of non-cash impairment charges, rationalizations, asset write-offs, accelerated depreciation, asset sales and certain other significant items. It should be noted that other companies may calculate similarly-titled non-GAAP financial measures differently and, as a result, the measures presented herein may not be comparable to such similarly-titled measures reported by other companies. See the following tables for reconciliations of historical Total Segment Operating Income and Margin, Free Cash Flow, Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share to the most directly comparable U.S. GAAP financial measures. Use of Hyperlinks The information that can be accessed by clicking on hyperlinks included in this Investor Letter is not incorporated by reference in, or considered to be a part of, this Investor Letter. Letter to Investors Summary Financial Results SBU Results Outlook Enabling Mobility End Notes Disclosures Reference Tables

REFERENCE TABLES TABLE OF CONTENTS Financial Tables (Unaudited) Table 1 Consolidated Statements of Operations 21 Table 2 Consolidated Balance Sheets 22 Table 3 Consolidated Statements of Cash Flows 23 Table 4 Reconciliation of Segment Operating Income & Margin 24 Table 5 Reconciliation of Free Cash Flow 25 Table 6 Reconciliation of Total Debt and Net Debt 26 Table 7 Reconciliation of Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share 27 Other Data Tables Table 8 Industry and Goodyear Growth Rates 31 Table 9 Foreign Currency Rate Assumptions 32 Table 10 Commodity Spot Rate Assumptions 33 Letter to Investors Summary Financial Results SBU Results Outlook Enabling Mobility End Notes Disclosures Reference Tables

FINANCIAL TABLES (UNAUDITED) Table 1 Consolidated Statements of Operations Three Months Ended Six Months Ended June 30, June 30, (In millions, except per share amounts) 2023 2022 2023 2022 Net Sales $ 4,867 $ 5,212 $ 9,808 $ 10,120 Cost of Goods Sold 4,123 4,172 8,316 8,138 Selling, Administrative and General Expense 708 717 1,372 1,405 Rationalizations 72 26 104 37 Interest Expense 138 110 265 214 Other (Income) Expense 36 (65) 61 (60) Income (Loss) before Income Taxes (210) 252 (310) 386 United States and Foreign Tax Expense (Benefit) (2) 82 (3) 120 Net Income (Loss) (208) 170 (307) 266 Less: Minority Shareholders’ Net Income — 4 2 4 Goodyear Net Income (Loss) $ (208) $ 166 $ (309) $ 262 Goodyear Net Income (Loss) — Per Share of Common Stock Basic $ (0.73) $ 0.58 $ (1.08) $ 0.92 Weighted Average Shares Outstanding 285 284 285 284 Diluted $ (0.73) $ 0.58 $ (1.08) $ 0.91 Weighted Average Shares Outstanding 285 286 285 286

FINANCIAL TABLES (UNAUDITED) Table 2 Consolidated Balance Sheets June 30, December 31, (In millions, except share data) 2023 2022 Assets: Current Assets: Cash and Cash Equivalents $ 1,049 $ 1,227 Accounts Receivable, less Allowance — $104 ($112 in 2022) 3,033 2,610 Inventories: Raw Materials 918 1,191 Work in Process 231 187 Finished Products 3,211 3,193 4,360 4,571 Prepaid Expenses and Other Current Assets 416 257 Total Current Assets 8,858 8,665 Goodwill 1,018 1,014 Intangible Assets 983 1,004 Deferred Income Taxes 1,517 1,443 Other Assets 1,161 1,035 Operating Lease Right-of-Use Assets 980 976 Property, Plant and Equipment, less Accumulated Depreciation — $11,857 ($11,377 in 2022) 8,297 8,294 Total Assets $ 22,814 $ 22,431 Liabilities: Current Liabilities: Accounts Payable — Trade $ 4,361 $ 4,803 Compensation and Benefits 611 643 Other Current Liabilities 982 872 Notes Payable and Overdrafts 539 395 Operating Lease Liabilities due Within One Year 203 199 Long Term Debt and Finance Leases due Within One Year 244 228 Total Current Liabilities 6,940 7,140 Operating Lease Liabilities 821 821 Long Term Debt and Finance Leases 8,027 7,267 Compensation and Benefits 985 998 Deferred Income Taxes 115 134 Other Long Term Liabilities 653 605 Total Liabilities 17,541 16,965 Commitments and Contingent Liabilities Shareholders’ Equity: Goodyear Shareholders’ Equity: Common Stock, no par value: Authorized, 450 million shares, Outstanding shares — 283 million in 2023 and 2022 283 283 Capital Surplus 3,124 3,117 Retained Earnings 5,466 5,775 Accumulated Other Comprehensive Loss (3,768) (3,875) Goodyear Shareholders’ Equity 5,105 5,300 Minority Shareholders’ Equity — Nonredeemable 168 166 Total Shareholders’ Equity 5,273 5,466 Total Liabilities and Shareholders’ Equity $ 22,814 $ 22,431

FINANCIAL TABLES (UNAUDITED) Table 3 Consolidated Statements of Cash Flows Six Months Ended June 30, (In millions) 2023 2022 Cash Flows from Operating Activities: Net Income (Loss) $ (307) $ 266 Adjustments to Reconcile Net Income (Loss) to Cash Flows from Operating Activities: Depreciation and Amortization 506 481 Amortization and Write-Off of Debt Issuance Costs 7 8 Provision for Deferred Income Taxes (108) 42 Net Pension Curtailments and Settlements 36 18 Net Rationalization Charges 104 37 Rationalization Payments (50) (59) Net (Gains) Losses on Asset Sales (62) (98) Operating Lease Expense 148 150 Operating Lease Payments (139) (139) Pension Contributions and Direct Payments (38) (33) Changes in Operating Assets and Liabilities, Net of Asset Acquisitions and Dispositions: Accounts Receivable (375) (1,024) Inventories 229 (890) Accounts Payable — Trade (404) 672 Compensation and Benefits — (44) Other Current Liabilities 104 21 Other Assets and Liabilities (85) 59 Total Cash Flows from Operating Activities (434) (533) Cash Flows from Investing Activities: Capital Expenditures (536) (511) Cash Proceeds from Sale and Leaseback Transactions 66 108 Asset Dispositions 3 24 Short Term Securities Acquired (102) (41) Short Term Securities Redeemed 2 44 Notes Receivable (65) (24) Other Transactions (13) (3) Total Cash Flows from Investing Activities (645) (403) Cash Flows from Financing Activities: Short Term Debt and Overdrafts Incurred 583 723 Short Term Debt and Overdrafts Paid (439) (579) Long Term Debt Incurred 4,758 5,312 Long Term Debt Paid (4,020) (4,327) Common Stock Issued (2) (5) Transactions with Minority Interests in Subsidiaries (2) (1) Debt Related Costs and Other Transactions (2) 9 Total Cash Flows from Financing Activities 876 1,132 Effect of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash 4 (33) Net Change in Cash, Cash Equivalents and Restricted Cash (199) 163 Cash, Cash Equivalents and Restricted Cash at Beginning of the Period 1,311 1,164 Cash, Cash Equivalents and Restricted Cash at End of the Period $ 1,112 $ 1,327

FINANCIAL TABLES (UNAUDITED) Table 4 Reconciliation of Segment Operating Income & Margin Three Months Ended Six Months Ended June 30, June 30, (In millions) 2023 2022 2023 2022 Total Segment Operating Income $ 124 $ 364 $ 249 $ 667 Less: Rationalizations 72 26 104 37 Interest Expense 138 110 265 214 Other (Income) Expense 36 (65) 61 (60) Asset Write-Offs and Accelerated Depreciation, Net 11 — 13 —Corporate Incentive Compensation Plans 21 21 41 40 Retained Expenses of Divested Operations 4 4 8 7 Other 52 16 67 43 Income (Loss) before Income Taxes $ (210) $ 252 $ (310) $ 386 United States and Foreign Tax Expense (Benefit) (2) 82 (3) 120 Less: Minority Shareholders’ Net Income — 4 2 4 Goodyear Net Income (Loss) $ (208) $ 166 $ (309) $ 262 Net Sales $ 4,867 $ 5,212 $ 9,808 $ 10,120 Return on Net Sales -4.3% 3.2% -3.2% 2.6% Total Segment Operating Margin 2.5% 7.0% 2.5% 6.6%

FINANCIAL TABLES (UNAUDITED) Table 5 Reconciliation of Free Cash Flow Three Months Ended Trailing Twelve June 30, Months Ended (In millions) 2023 2022 June 30, 2023 Net Income (Loss) $ (208) $ 170 $ (364) Depreciation and Amortization 255 237 989 Change in Working Capital 309 (240) 3 Pension Expense 31 16 102 Pension Contributions and Direct Payments (18) (17) (65) Provision for Deferred Income Taxes (48) 39 (122) Rationalization Payments (29) (23) (86) Other(a) 49 (4) 163 Cash Flows from Operating Activities (GAAP) $ 341 $ 178 $ 620 Capital Expenditures (245) (235) (1,086) Free Cash Flow (non-GAAP) $ 96 $ (57) $ (466) Cash Flows from Investing Activities (GAAP) $ (189) $ (103) $ (1,156) Cash Flows from Financing Activities (GAAP) $ (199) $ 150 $ 319 (a) Other includes amortization and write-off of debt issuance costs, net pension curtailments and settlements, net rationalization charges, net (gains) losses on asset sales, operating lease expense and payments, compensation and benefits less pension expense, other current liabilities, and other assets and liabilities

FINANCIAL TABLES (UNAUDITED) Table 6 Reconciliation of Total Debt and Net Debt June 30, March 31, December 31, June 30, (In millions) 2023 2023 2022 2022 Accounts Receivable $ 3,033 $ 3,244 $ 2,610 $ 3,306 Inventories 4,360 4,553 4,571 4,389 Accounts Payable — Trade (4,361) (4,452) (4,803) (4,593) Working Capital(a) $ 3,032 $ 3,345 $ 2,378 $ 3,102 Notes Payable and Overdrafts $ 539 $ 517 $ 395 $ 519 Long Term Debt and Finance Leases due Within One Year 244 290 228 316 Long Term Debt and Finance Leases 8,027 8,204 7,267 7,569 Total Debt $ 8,810 $ 9,011 $ 7,890 $ 8,404 Less: Cash and Cash Equivalents 1,049 1,082 1,227 1,248 Net Debt $ 7,761 $ 7,929 $ 6,663 $ 7,156 (a) Working capital represents accounts receivable and inventories, less accounts payable trade

FINANCIAL TABLES (UNAUDITED) Table 7 Reconciliation of Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share Second Quarter 2023 Rationalizations, Indirect Tax Pension Environmental As Asset Write-offs, Tupelo Storm Asset and Other Other Legal Settlements and As Settlement Remediation Reported and Accelerated Impact Sales Claims Discrete Tax Adjusted Charges Adjustment Depreciation Items (In millions, except per share amounts) Net Sales $ 4,867 $ $ 77 $ $ $ $ $ $ 4,944 Cost of Goods Sold 4,123 (12) 13 5 4,129 Gross Margin 744 12 64 (5) 815 SAG 708 708 Rationalizations 72 (72) Interest Expense 138 138 Other (Income) Expense 36 51 (36) (4) 47 Pre-tax Income (Loss) (210) 84 64 (51) 36 (5) 4 (78) Taxes (2) 16 12 (14) 8 (1) 2 (2) 19 Minority Interest Goodyear Net Income (Loss) $ (208) $ 68 $ 52 $ (37) $ 28 $ (4) $ 2 $ 2 $ (97) EPS $ (0.73) $ 0.24 $ 0.18 $ (0.13) $ 0.10 $ (0.02) $ 0.01 $ 0.01 $ (0.34)

FINANCIAL TABLES (UNAUDITED) Table 7 Reconciliation of Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share Second Quarter 2022 Rationalizations, Indirect Tax As Asset Write-offs, Pension Settlement Settlements and Asset As Reported and Accelerated Charges Discrete Tax Sales Adjusted Depreciation Items (In millions, except per share amounts) Net Sales $ 5,212 $ $ $ $ $ 5,212 Cost of Goods Sold 4,172 4,172 Gross Margin 1,040 1,040 SAG 717 717 Rationalizations 26 (26) Interest Expense 110 110 Other (Income) Expense (65) (18) 95 12 Pre-tax Income 252 26 18 (95) 201 Taxes 82 6 5 (14) (24) 55 Minority Interest 4 4 Goodyear Net Income $ 166 $ 20 $ 13 $ 14 $ (71) $ 142 EPS $ 0.58 $ 0.07 $ 0.05 $ 0.05 $ (0.25) $ 0.50 Note: Certain items previously reported in adjusted diluted EPS have been reclassified to conform to the current presentation

FINANCIAL TABLES (UNAUDITED) Table 7 Reconciliation of Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share First Six Months of 2023 Rationalizations, Foreign Currency Indirect Tax Pension Environmental As Asset Write-offs, Tupelo Storm Asset and Other Translation Settlements and As Settlement Remediation Reported and Accelerated Impact Sales Adjustment Discrete Tax Adjusted Charges Adjustment Depreciation Write-Off Items (In millions, except per share amounts) Net Sales $ 9,808 $ $ 77 $ $ $ $ $ $ 9,885 Cost of Goods Sold 8,316 (23) 13 5 8,311 Gross Margin 1,492 23 64 (5) 1,574 SAG 1,372 10 1,382 Rationalizations 104 (104) Interest Expense 265 265 Other (Income) Expense 61 52 (36) 5 82 Pre-tax Income (Loss) (310) 117 64 (52) 36 (5) (5) (155) Taxes (3) 23 12 (15) 8 (1) (3) 21 Minority Interest 2 1 3 Goodyear Net Income (Loss) $ (309) $ 94 $ 52 $ (37) $ 28 $ (5) $ (4) $ 2 $ (179) EPS $ (1.08) $ 0.33 $ 0.18 $ (0.13) $ 0.10 $ (0.02) $ (0.02) $ 0.01 $ (0.63)

FINANCIAL TABLES (UNAUDITED) Table 7 Reconciliation of Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share First Six Months of 2022 Rationalizations, Indirect Tax As Asset Write-offs, Pension Settlement Settlements and Asset As Reported and Accelerated Charges Discrete Tax Sales Adjusted Depreciation Items (In millions, except per share amounts) Net Sales $ 10,120 $ $ $ $ $ 10,120 Cost of Goods Sold 8,138 8,138 Gross Margin 1,982 1,982 SAG 1,405 1,405 Rationalizations 37 (37) Interest Expense 214 214 Other (Income) Expense (60) (18) 98 20 Pre-tax Income 386 37 18 (98) 343 Taxes 120 8 5 (18) (23) 92 Minority Interest 4 4 Goodyear Net Income $ 262 $ 29 $ 13 $ 18 $ (75) $ 247 EPS $ 0.91 $ 0.10 $ 0.05 $ 0.06 $ (0.26) $ 0.86 Note: Certain items previously reported in adjusted diluted EPS have been reclassified to conform to the current presentation

OTHER DATA TABLES

Table 8 Industry and Goodyear Growth Rates

		Three Months Ended June 30, 2023		Six Months Ended June 30, 2023	
	Industry & Goodyear Growth	Industry	Goodyear	Industry	Goodyear
Americas	Consumer Replacement	-9.4%	-12.8%	-8.7%	-11.2%
	Consumer OE	8.7%	1.9%	10.0%	3.1%
	Commercial Replacement	-20.6%	-12.8%	-16.2%	-14.1%
	Commercial OE	-9.7%	-19.6%	-2.3%	-6.4%
EMEA	Consumer Replacement	-4.1%	-26.2%	-5.1%	-21.2%
	Consumer OE	11.0%	9.6%	16.8%	13.9%
	Commercial Replacement	-15.4%	-33.6%	-11.8%	-23.5%
	Commercial OE	4.8%	6.6%	8.6%	14.3%
Asia Pacific	Consumer Replacement	6.8%	4.8%	1.5%	-0.2%
	Consumer OE	17.4%	13.1%	9.0%	6.4%
	Commercial Replacement	6.6%	-6.3%	6.3%	-5.1%
	Commercial OE	46.4%	20.9%	34.4%	15.1%
Total Company	Consumer Replacement	-3.9%	-14.8%	-5.0%	-12.9%
	Consumer OE	13.9%	7.8%	10.8%	7.5%
	Commercial Replacement	-8.7%	-18.8%	-6.2%	-16.1%
	Commercial OE	17.0%	-7.0%	16.4%	3.5%
Total Company	Replacement	-4.4%	-15.1%	-5.1%	-13.2%
	OE	14.1%	5.4%	11.2%	6.8%

Q2 2023 - 31

OTHER DATA TABLES Table 9 Foreign Currency Rate Assumptions July 21, FX Spot Rates 2023 2022 USD / BRL 4.780 5.498 USD / CNY 7.188 6.767 USD / EUR 0.898 0.978 USD / TRY 26.974 17.729 EUR / TRY 30.031 18.122

OTHER DATA TABLES Table 10 Commodity Spot Rate Assumptions July 21, Commodity Rates 2023 2022 Modeling Assumption Comments Butadiene ($ / LB) $ 0.25 $ 0.77 Key driver of synthetic rubber prices Natural Rubber ($ / LB) 0.58 0.71 Driver of natural rubber prices Crude Oil ($ / BBL) 81.07 103.86 Proxy for pigments, chemicals, oils Steel ($ / Tonne) 995.63 1,288.98 Key driver of wire prices NA HSFO ($ / BBL) 70.63 82.77 Key driver of carbon black prices Polyester ($ / LB) 0.44 0.55 Key driver of fabric prices